Exhibit 10.21

October 12, 2004

Lake Capital Partners LP

676 North Michigan Avenue

Suite 3900

Chicago, Illinois 60601

Ladies and Gentlemen:

This letter will confirm our agreement that pursuant to the purchase and continued holding by Lake Capital Partners LP (the “Investor”) of membership interests in HCG Holdings LLC (the “Company”) and the anticipated public offering of stock of Huron Consulting Group Inc. (the “Operating Subsidiary”) that will result in a reduction of the percentage ownership of the Operating Subsidiary by the Company, the Investor will be entitled to the following contractual management rights for so long as the Investor owns membership interests in the Company and thereafter if Investor owns stock in the Operating Subsidiary:

1. The Operating Subsidiary shall deliver to the Investor:

(a) As soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Operating Subsidiary, an income statement for such fiscal year, a balance sheet end of each fiscal year of the Operating Subsidiary, an income statement for such fiscal year, a balance sheet of the Operating Subsidiary and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Operating Subsidiary;

(b) As soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Operating Subsidiary, an unaudited profit or loss statement, statement of cash flows for such fiscal quarter, an unaudited balance sheet and a statement of stockholder’s equity as of the end of such fiscal quarter;

(c) to the extent the Operating Subsidiary is required pursuant to law or pursuant to the terms of any outstanding indebtedness of the Operating Subsidiary to prepare such reports, then, in lieu of the items listed in (a) or (b), any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 actually prepared by the Operating Subsidiary as soon as available.

(d) Such other information relating to the financial condition, business, prospects or corporate affairs of the Operating Subsidiary as the Investor may from time to time request, provided, however, that the Operating Subsidiary shall not be obligated under this subsection (d) to provide information which it deems in good faith to be a trade secret or similar confidential information.

2. The Investor shall be entitled to consult with and advise management of the Operating Subsidiary on significant business issues, including management’s proposed annual operating plans, and management will meet with the Investor regularly during each year at the Operating Subsidiary’s facilities at mutually agreeable times for such consultations and advice and to review progress in achieving said plans.

3. The Investor may examine the books and records of the Operating Subsidiary and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Operating Subsidiary’s financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided unless the Investor first agrees to execute a proprietary information and non-disclosure agreement in a form acceptable to the Operating Subsidiary.

4. The Operating Subsidiary shall give a representative of the Investor copies of all notices, minutes, consents and other material that the Operating Subsidiary provides to its Directors, except that the Investor may be excluded from access to any material or meeting or portion thereof if the Operating Subsidiary believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, or for other similar reasons. Upon reasonable notice and at a scheduled meeting of the Board of Directors or such other time, if any, as such Board of Directors may determine in its sole discretion, such representative may address the Board of Directors with respect to the Investor’s concerns regarding significant business issues facing the Operating Subsidiary.

The Investor agrees, and any representative of the Investor will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this letter.

Very truly yours,

HURON CONSULTING GROUP INC.

By:	Gary E. Holdren
Its:	President and Chief Executive Officer

Agreed and accepted this 12th day of

October, 2004

LAKE CAPITAL PARTNERS LP

By:	Lake Capital Investment Partners LP

Its:	General Partner

By:	Lake Partners LLC

Its:	General Partner

By:
Its:

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